UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2008

Archon Corporation

(Exact name of registrant as specified in its charter)

Nevada	1-9481	88-0304348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4336 Losee Road, Suite 5, North Las Vegas, Nevada	89030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 732-9120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On June 3, 2008, Sahara Las Vegas Corp. (the “Company”), a Nevada corporation and subsidiary of Archon Corporation, terminated the previously disclosed Option Agreement entered into by the Company and LVTI LLC, a Delaware limited liability company (“LVTI”), dated as of June 24, 2006, as amended on September 16, 2006, December 15, 2006, March 27, 2007, March 30, 2007 and June 4, 2007 (as so amended, the “Agreement”), as a result of a failure by LVTI to make the carry option payment required to be paid on or before June 2, 2008. Pursuant to the Agreement, the Company had granted to LVTI an option to purchase an approximately 27 acre parcel of real property located on Las Vegas Boulevard South for a purchase price of $475,000,000.00. The Company previously disclosed the specific terms of the Agreement in Current Reports on Form 8-K dated June 29, 2006, September 19, 2006, December 20, 2006, March 27, 2007 and June 8, 2007.

Pursuant to the Agreement, the Company is entitled to retain the deposits and carry option payments paid to the Company prior to the termination of the Agreement.

A copy of the Company’s letter to LTVI terminating the Agreement is filed as an exhibit to this Report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1	Letter of Termination dated June 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Archon Corporation
(Registrant)
Date June 4, 2008

/s/ Grant L. Siler
(Signature)
Grant L. Siler
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter of Termination dated June 3, 2008.

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